          As filed with the Securities and Exchange Commission on April 26, 2002
                                                      Registration No. 333-_____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                Dana Corporation
                                ----------------
             (Exact name of registrant as specified in its charter)

             Virginia                                    34-4361040
             --------                                    ----------
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                      4500 Dorr Street, Toledo, Ohio 43615
                      ------------------------------------
                    (Address of principal executive offices)

                   Dana Corporation 1999 Restricted Stock Plan
                  --------------------------------------------
                            (Full title of the plan)

                         Michael L. DeBacker, Secretary
               Dana Corporation, P.O. Box 1000, Toledo, Ohio 43697
               ---------------------------------------------------
                     (Name and address of agent for service)

                                  419-535-4500
                                  ------------
                     (Telephone number of agent for service)

                         Calculation of Registration Fee

------------------------ ---------------------- --------------------------- ------------------------ -------------------
Title of each            Amount to be           Proposed maximum            Proposed maximum         Amount of
class of securities to   registered             offering price              aggregate offering       registration fee
be registered                                   per share (1)               price (1)
------------------------ ---------------------- --------------------------- ------------------------ -------------------

Common stock (par        750,000 shares and     $20.625                     $15,468,750              $1,423.13
value $1                 related Preferred
per share)               Share Purchase
                         Rights
------------------------ ---------------------- --------------------------- ------------------------ -------------------

(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Securities Act Rule 457(c) on the basis of the average high and low prices reported on the New York Stock Exchange Composite Tape on April 22, 2002.

                      REGISTRATION OF ADDITIONAL SECURITIES

Dana Corporation is hereby registering 750,000 additional shares of its common stock, par value $1 per share, and the related Preferred Share Purchase Rights, for issuance under the Dana Corporation 1999 Restricted Stock Plan. A registration statement on Form S-8 (Registration No. 333-84417) as filed with the Securities and Exchange Commission on August 3, 1999, relating to the same class of securities and the same employee benefit plan is currently effective and, in accordance with General Instruction E to Form S-8, the contents of that registration statement are incorporated herein by reference.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 26, 2002.

                                           DANA CORPORATION

                                           By:  /s/  Michael L. DeBacker
                                               ---------------------------------
                                                     Michael L. DeBacker
                                                     Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                                  Title                                  Date
---------                                  -----                                  ----

PRINCIPAL EXECUTIVE OFFICER:

* /s/  J. M. Magliochetti                  Chief Executive Officer and            April 26, 2002
  ----------------------------------       Director
       J. M. Magliochetti

PRINCIPAL FINANCIAL OFFICER:

* /s/  R. C. Richter                       Chief Financial Officer                April 26, 2002
  ----------------------------------
       R. C. Richter

PRINCIPAL ACCOUNTING OFFICER:

* /s/  C. W. Hinde                         Chief Accounting Officer               April 26, 2002
  ----------------------------------
       C. W. Hinde



Signature                                  Title                                  Date
---------                                  -----                                  ----

DIRECTORS:

* /s/  B.F. Bailar                         Director                               April 26, 2002
  ----------------------------------
       B.F. Bailar

* /s/  A. C. Baillie                       Director                               April 26, 2002
  ----------------------------------
       A. C. Baillie

* /s/  E. M. Carpenter                     Director                               April 26, 2002
  ----------------------------------
       E. M. Carpenter

* /s/  E. Clark                            Director                               April 26, 2002
  ----------------------------------
       E. Clark

* /s/  G. H. Hiner                         Director                               April 26, 2002
  ----------------------------------
       G. H. Hiner

* /s/  J. P. Kelly                         Director                               April 26, 2002
  ----------------------------------
       J. P. Kelly

* /s/  M. R. Marks                         Director                               April 26, 2002
  ----------------------------------
       M. R. Marks

* /s/  R. B. Priory                        Director                               April 26, 2002
  ----------------------------------
       R. B. Priory

* /s/  F. M. Senderos                      Director                               April 26, 2002
  ----------------------------------
       F. M. Senderos


* By: /s/  Michael L. DeBacker
  ----------------------------------
           Michael L. DeBacker
           Attorney-in-Fact


                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

5                   Opinion of Hunton & Williams

23-A                Consent of PricewaterhouseCoopers LLP

23-B                Consent of Hunton & Williams (included in Exhibit 5)

24                  Power of Attorney